Exhibit 10.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

PEMCO AVIATION GROUP, INC.

AMENDED AND RESTATED SENIOR SECURED NOTE DUE 2009

$5,000,000	Issue Date: February 15, 2006

For value received, the undersigned, PEMCO AVIATION GROUP, INC., a Delaware corporation (the “Company”, which term includes any successor corporation under the Purchase Agreement hereinafter referred to), hereby promises to pay to the order of Special Value Bond Fund, LLC, a Delaware limited liability company, or its registered assigns (the “Holder”), the principal sum of $5,000,000 on the third anniversary of the Closing Date (the “Maturity Date”) and to pay interest thereon from time to time as provided herein.

1. This Amended and Restated Note is one of a duly authorized issue of notes of the Company designated as its Senior Secured Notes due 2009 (herein called the “Notes”), issued in the aggregate principal amount limited to $5,000,000 pursuant to the Purchase Agreement dated as of February 15, 2006, as amended pursuant to that certain Amendment No. 1 dated as of February 15, 2007 and as amended pursuant to that certain Amendment No. 2 dated as of July 31, 2007 (as so amended, the “Purchase Agreement”) by and among the Company, the Guarantors party thereto and the Purchaser party thereto, and is entitled to the benefits thereof and to the exercise of the remedies provided thereby or otherwise available in respect thereof. This Note amends and restates in its entirety the Amended and Restated Senior Secured Note due 2008 of like principal amount of the Company issued on February 15, 2006. Capitalized terms used herein without definition have the meanings assigned thereto in the Purchase Agreement.

2.

(a) The Company promises to pay interest (“Interest”) on the principal amount of this Note at the rate of 15.0% per annum (the “Interest Rate”). Interest on this Note shall accrue from and including the date of issuance through and until repayment of the principal amount of this Note and payment of all Interest in full, and shall be computed on the basis of a 360-day year composed of twelve (12) thirty (30)-day months and the actual number of days elapsed. Interest shall be payable in cash quarterly in arrears on each January 1, March 1, June 1 and September 1 that the Notes are outstanding or, if any such date shall not be a Business Day, on the next succeeding Business Day to occur after such date (each date upon which interest shall be so payable, an “Interest Payment

Date”), beginning on March 1, 2006, by wire transfer of immediately available funds to an account at a bank designated in writing by the Holder on reasonable notice. In the absence of any such written designation, any such Interest payment shall be deemed made on the date a check for good funds in the applicable amount payable to the order of Holder is received by the Holder at its last address as reflected in the Company’s Note Register (as defined in Section 10 hereof); if no such address appears, then to such Holder in care of the last address in such note register of any predecessor holder of this Note (or its predecessor).

(b) Notwithstanding the foregoing provisions of this Section 2, but subject to applicable law, any overdue principal of, overdue Interest on and any other overdue amounts payable under this Note shall bear interest, payable on demand in immediately available funds, for each day from the date payment thereof was due to the date of actual payment at a rate equal to the sum of (i) the Interest Rate and (ii) an additional two percent (2.0%) per annum. Subject to applicable law, any interest that shall accrue on overdue interest on this Note as provided in the preceding sentence and shall not have been paid in full in cash on or before the next Interest Payment Date to occur after the date on which the overdue interest became due and payable shall itself be deemed to be overdue interest on this Note to which the preceding sentence shall apply.

(c) In addition, subject to applicable law, with respect to any acceleration of this Note pursuant to Section 12 of the Purchase Agreement prior to the date that is nine (9) months following the Closing Date, any principal amount owing under this Note at any time that an Event of Default under the Purchase Agreement has occurred and is continuing shall bear interest, payable on demand in immediately available funds, for each day commencing on the occurrence of such Event of Default, at a rate equal to the sum of (i) the Interest Rate and (ii) an additional two percent (2.0%) per annum, calculated from the date of such payment upon acceleration to the date that is nine (9) months following the Closing Date.

(d) In the event that any interest rate(s) provided for in this Section 2 shall be determined to be unlawful, such interest rate(s) shall be computed at the highest rate permitted by applicable law. Any payment by the Company of any interest amount in excess of that permitted by law shall be considered a mistake, with the excess being applied to the principal amount of this Note without prepayment premium or penalty; if no such principal amount is outstanding, such excess shall be returned to the Company.

3. The Notes are subject to redemption upon not less than 30 nor more than 60 days notice at any time, as a whole or in part, at the election of the Company, at 100% of the principal amount of the Notes being redeemed, together with Interest accrued and unpaid thereon to the date fixed for such redemption, as provided in the Purchase Agreement; provided, however, that in the case of each redemption of less than all of the outstanding Notes, the Notes shall be redeemed pro rata among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for redemption, with adjustments, to the extent practicable, to compensate for any prior redemptions not made exactly in such proportion.

4. All redemption payments shall include payment of accrued Interest on the principal amount of this Note so prepaid and shall be applied first to all costs, expenses and indemnities payable under the Purchase Agreement, then to payment of default interest, if any, then to payment of the Interest and the Prepayment Fee, and thereafter to principal.

5. In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issue in the name of the Holder hereof upon cancellation hereof.

6. If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared to be due and payable in the manner and with the effect provided in the Purchase Agreement. This Note is entitled to the benefits of certain guarantees set forth in the Purchase Agreement (the “Guaranties”) made in favor of the Holders of the Notes by the Guarantors. Reference is hereby made to the Purchase Agreement for a statement of the respective rights, limitation of rights, duties and obligations thereunder of the Guarantors and Holders of the Notes.

7. The Notes are secured by a pledge of substantially all of the assets and properties of the Company and the Guaranties are secured by the pledge of substantially all of the assets and properties of each Guarantor, as set forth in the Purchase Agreement. Pursuant to the Intercreditor Agreement, the security interests securing the indebtedness evidenced by the Notes are contractually subordinate to the prior payment in full of amounts outstanding under the Senior Credit Facility.

8. This Note may be transferred, pledged or assigned, in whole or in part, by the Holder at any time, in accordance with the provisions of the Purchase Agreement. The Purchase Agreement also contains provisions permitting the Required Holders, on behalf of the Holders of all the Notes, to waive compliance by the Company or the Guarantors with certain provisions of the Purchase Agreement and certain past defaults under the Purchase Agreement and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in the exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

9. No reference herein to the Purchase Agreement and no provision of this Note or of the Purchase Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin and currency, herein prescribed.

10. The Company shall maintain a register (the “Note Register”) in its principal offices for the purpose of registering the Notes and any transfer or partial transfer thereof, which register shall as set forth in the Purchase Agreement reflect and identify the ownership of record of any interest in this Note. Upon surrender for registration of transfer or exchange of this Note at the principal offices of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor of a like aggregate principal amount, registered in the name of the Holder or a transferee or transferees. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed by the Holder of such Note or such Holder’s attorney duly authorized in writing. Prior to and at the time of due presentment of this Note for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and the Company shall not be affected by notice to the contrary.

11. The term “Holder” as used herein shall also include any transferee of this Note whose name has been recorded by the Company in the Note Register. Each transferee of this Note acknowledges that this Note has not been registered under the Securities Act, and may be transferred only pursuant to an effective registration under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act.

12. On receipt by the Company of an affidavit of an authorized representative of the Holder stating the circumstances of the loss, theft, destruction or mutilation of this Note (and in the case of any such mutilation, on surrender and cancellation of such Note), the Company, at its expense, will promptly execute and deliver, in lieu thereof, a new Note of like tenor. If required by the Company, such Holder must provide indemnity sufficient in the reasonable judgment of the Company to protect the Company from any loss which they may suffer if a lost, stolen or destroyed Note is replaced.

13. All notices, demands and other communications provided for or permitted hereunder shall be made in accordance with Section 15.03 of the Purchase Agreement.

14. This Note shall be governed by, construed in accordance with, and enforced under, the laws of the state of New York applicable to agreements or instruments entered into and performed entirely within such state.

PEMCO AVIATION GROUP, INC.

By:	/s/ Randy Shealy
Name:	Randy Shealy
Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Amended and Restated Note]